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                                                                      EXHIBIT 10

                            R.P. SCHERER CORPORATION
                         DEFERRED FEE PLAN FOR DIRECTORS

PURPOSE: The purpose of this Plan is to provide outside directors of R.P. Scherer Corporation (the "Company") the opportunity to defer receipt of compensation earned as a Director to a date following termination of such service. The provision of such an opportunity is designed to aid the Company in attracting and retaining as members of its Board of Directors persons whose abilities, experience and judgment can contribute to the well being of the Company.

EFFECTIVE DATE: The Effective date of the Deferred Fee Plan for Directors (the "Plan") is January 1, 1995.

ELIGIBILITY: Any Director of the Company who is not also an Employee of the Company or any related company is eligible to participate in the Plan.

DEFERRED COMPENSATION ACCOUNT: A deferred compensation account shall be established for each Director who elects to participate in the Plan.

AMOUNT OF DEFERRAL: A participant may elect to defer receipt of all or a specified part of the compensation payable to the participant for serving on the Board of Directors or committees of the Board of Directors of the Company. An amount equal to the compensation deferred will be credited to the participant's deferred compensation account on the date such compensation is otherwise initially payable.

ELECTION OF DEFERRAL: An election to defer compensation shall be made on a form provided by the Company for that purpose and shall be effective when made with respect to any compensation to be earned thereafter until a change in election is made. Other than for the initial year of this Plan, any election shall be made by December 31 of the calendar year prior to the period(s) to which the deferral relates.

INVESTMENT: Each deferred compensation account will be credited with quarterly compounded interest from the date on which deferred compensation would initially have been payable, until payment, at a rate equal to the annual discount rate assumed for the Company's U.S. defined benefit pension plan.
Such rate shall be updated by the Company on an annual basis.

PAYMENT OF DEFERRED COMPENSATION: No withdrawal may be made from the participant's deferred compensation account prior to termination of the participant's service as a Director. The value of a participant's deferred compensation account as of the participant's termination of service as a Director will be payable in cash in a lump sum as soon as practicable following the termination of said service.

DESIGNATION OF BENEFICIARY: A participant may designate one or more beneficiaries by giving written notice to the Company on the form provided by the Company for that purpose. If no beneficiary is designated, the beneficiary will be the participant's estate. If more than one beneficiary statement has been filed, the beneficiary(s) designated in the statement bearing the most recent date will be deemed the valid beneficiary(s).

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DEATH OF PARTICIPANT:  In the event of a participant's death before the participant has received the deferred payments to which the participant is entitled hereunder, the value of the participant's deferred compensation account shall be determined as of the day immediately following death and such amounts shall be paid to the beneficiary(s) of the deceased participant as soon as practicable thereafter in cash in a lump sum.

PARTICIPANT'S RIGHTS UNSECURED: The right of any participant to receive payment under the provisions of the Plan shall be an unsecured claim against the general assets of the Company, and no provisions contained in the Plan shall be construed to give any participant or beneficiary(s) at any time a security interest in the deferred compensation account or any other asset in trust with the Company for the benefit of any participant or beneficiary(s).

STATEMENT OF ACCOUNT: A statement will be sent to participants a soon as practical following the end of each calendar year as to the value of their deferred compensation accounts as of December 31 of such year.

ASSIGNABILITY: No right to receive payments hereunder shall be transferable or assignable by a participant or a beneficiary, except by will or by the laws of descent and distribution.

ADMINISTRATION OF THE PLAN: The Plan shall be administered by an officer or officers of the Company as determined by its Chairman of the Board of Directors.

AMENDMENT OR TERMINATION OF PLAN: This Plan may at any time or from time to time be amended, modified or terminated by the Board of Directors of the Company. No amendment, modification or termination shall, without the consent of a participant, adversely affect such participant's accruals in his deferred compensation account.

GOVERNING LAW: This Agreement shall be governed by and construed in accordance with the Laws of the State of Michigan.

                                          Dated this 6th day of December, 1995

                                          S/S NICOLE S. WILLIAMS

                                          Nicole S. Williams
                                          Executive Vice President and Secretary



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